Exhibit 99.1

Ameri Holdings to Merge with Jay Pharma Inc.,
Evidence-Based Cannabinoid Medicine & Wellness Company Focused on Cancer

•	Jay Pharma holds exclusive license with Tikun Olam for cannabinoid intellectual property, including data and genetics for cancer patient care
•	Jay Pharma’s world class management & oncology teams are developing safe, clinically validated cannabinoid products

ATLANTA, GA. and TORONTO, CANADA – January 13, 2020 -- AMERI Holdings, Inc. (NASDAQ: AMRH) (“Ameri”) today announced it entered into an amalgamation agreement (the “Amalgamation Agreement”) with Jay Pharma Inc. (“Jay Pharma”), a Canadian company dedicated to developing innovative, evidence-based cannabinoid products and combination therapies to address unmet needs in cancer care, pursuant to which the shareholders of Jay Pharma will become the majority holders of Ameri’s outstanding stock by way of an amalgamation (the “Amalgamation”). In connection with the Amalgamation, Ameri will spin-off its existing IT services business to a private entity founded by Ameri management in partnership with Ameri’s current Series A Preferred Equity Holders (the “Spin-Off,” and collectively, with the Amalgamation, the “Transactions”). The Transactions are expected to close in the first half of 2020, subject to Ameri shareholder approval, approval of the Nasdaq Stock Market, and other customary closing conditions.

“We are excited about the Jay Pharma business and believe that it is a great opportunity that will maximize shareholder value,” said Dev Nidhi, Executive Chairman of Ameri.

On a pro forma basis and based upon the number of shares of Ameri common stock to be issued in the Amalgamation, current Ameri shareholders will own approximately 16% of the combined company and current Jay Pharma shareholders will own approximately 84% of the combined company. The Boards of Directors of both Ameri and Jay Pharma have unanimously approved the transaction.

Jay Pharma is primarily focused on developing over-the-counter cannabinoid-based palliative and wellness products to address the side effects of cancer and cancer treatment, including skin reactions, pain, nausea, and anxiety. Jay Pharma holds the exclusive rights to Israel-based Tikun Olam Ltd.’s (“Tikun Olam”) proprietary cannabinoid genetics and data for oncology, including for the development of over-the-counter and pharmaceutical products. Tikun Olam has amassed one of the world’s largest patient treatment databases in the field of medical cannabis, with over 20,000 patient records noting strains used and symptoms treated. Use of Tikun Olam strains were analyzed in 2,970 cancer patients seeking assistance with sleep problems, pain, nausea, and lack of appetite (Bar-lev Schleider, Eur J Intern Med, 2018); treatment was found to be a well-tolerated, effective, and safe option to help patients cope with the malignancy related symptoms. Jay Pharma plans to bring leading oncology clinicians and researchers, together with academic and industry partners to enhance clinically proven products to patients. In addition, Jay Pharma has an experienced management team led by Dave Johnson who will assume the Chairman & CEO role upon the closing of the Transactions.

Mr. Johnson stated, “According to a 2018 survey of 237 medical oncologists (Braun IM, J Clin Oncol, 2018), 80% of oncologists discuss medical cannabis with patients and nearly one-half recommend it clinically. Critically, only 30% of oncologists feel sufficiently informed to make recommendations regarding medical cannabis, suggesting a large unmet opportunity to educate oncologists and provide research that supports the safety of medical cannabis. In a market that is highly underdeveloped with little clinical data, Jay Pharma has the potential to stand apart as a developer of cannabinoid-based therapies exclusively focused on the needs of cancer patients.”

Mr. Johnson has been leading life science companies for over 35 years. He was the CEO of Convatec Inc., a global medical products and technology company. At Convatec, Mr. Johnson led a team of 8,000 employees in over 43 countries and stewarded the $4.1B spin out of Convatec from Bristol Myers Squibb to Private Equity Owners. In addition, Mr. Johnson was the CEO of Alliqua Biomedical, a developer, marketer, and manufacturer of advanced wound care technologies. He was also a board member of Omni Life Sciences, prior to the sale of the company earlier this year to The Corin Group, supported by Permira Funds. Mr. Johnson is currently the Executive Chairman of Hypermed Imaging, a leading company in developing medical devices for superficial tissue oximetry applications. Mr. Johnson received his undergraduate business degree in Marketing from The Northern Alberta Institute of Technology in Edmonton, Alberta, Canada and is a Fellow of The Wharton School at The University of Pennsylvania.

Palladium Capital Advisors, LLC acted as financial advisor to the parties in connection with the Transactions. Sheppard, Mullin, Richter & Hampton LLP is serving as legal advisor to Ameri.

About Ameri

Ameri is a specialized SAP® cloud, digital and enterprise solutions company which provides SAP® services to customers worldwide. Headquartered in Suwanee, Georgia, Ameri has offices in the U.S. and Canada. The Company also has global delivery centers in India. With its bespoke engagement model, Ameri delivers transformational value to its clients across industry verticals. For further information, visit www.ameri100.com

About Jay Pharma

Jay Pharma is dedicated to developing innovative, evidence-based products and combination therapies to address unmet needs in cancer care. Jay Pharma seeks to improve the lives of persons suffering from cancer, initially by developing safe cannabinoid products for persons suffering from the side effects of cancer and cancer treatment, and longer term by advancing a pipeline of novel combination therapies as an adjunct to standard of care cancer treatments. Jay Pharma has filed several patents covering the use of cannabinoids with current cancer treatments and for specific cancer types. For more information, visit www.jaypharma.co

Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans”, “ expects” or “does not expect”, “proposed”, “is expected”, “budgets”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, would, or might occur or be achieved. More particularly and without limitation, this news release contains forward-looking statements and information concerning the Transactions. Forward-looking statements consist of statements that are not purely historical, including any statements regarding beliefs, plans, expectations or intentions regarding the future. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the Transactions will be consummated or that the parties other plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific that contribute to the possibility that the predictions, estimates, forecasts, projections and other forward-looking statements will not occur.

The forward-looking statements contained in this press release are made as of the date of this press release. Except as required by law, Ameri disclaims any intention and assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Ameri undertakes no obligation to comment on the expectations of, or statements made by, third parties in respect of the matters discussed above.

Additional Information about the Proposed Transactions and Where to Find It

In connection with the proposed Transactions, Ameri will file a proxy statement with the Securities and Exchange Commission (SEC). The materials to be filed by Ameri with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov.  INVESTORS AND SECURITY HOLDERS OF AMERI ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Ameri Contacts

Corporate

Barry Kostiner, Chief Financial Officer
IR@ameri100.com

Investor Relations

Sanjay M. Hurry
LHA Investor Relations
(212) 838-3777
IR@ameri100.com

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